SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12

CITIZENS FUNDS

(Name of Registrant as Specified in its Charter)

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Dear Citizens Funds Shareholder:

This package contains the information and proxy materials you need to vote your shares on the proposed merger, of each Citizens Fund into new or existing funds within the Sentinel Fund Family, being considered at the February 13, 2008 special Shareholders’ Meeting. Enclosed are:

-	A proxy card, notice of special meeting of shareholders and complete proxy statement with full disclosure about the proposed transaction;
-	A brochure to give you a quick overview, and
-	A short DVD to introduce Sentinel.

Please take a moment to review these materials carefully, and to watch the short DVD. It will introduce you to some of the key Sentinel people “in person” and help you learn about their current social and environmental corporate practices.

4 Easy Ways to Cast Your Vote

1	MAIL:

Follow the instructions on your ballot, mark, sign and date the proxy card and mail it in the enclosed postpaid envelope.

2	INTERNET:

Locate your proxy card and Control Number (you will need this number to vote).

Go to the web address printed on your proxy card and follow the instructions (24 hours a day).

3	PHONE:

Locate your proxy card and Control Number (you will need this number to vote).

Call the number printed on your proxy card and follow the recorded prompts (24 hours a day).

4	IN PERSON:

Attend the Shareholders’ Meeting on February 13, 2008 located at Bingham, McCutchen LLP, 150 Federal Street, Boston, MA at 10:00 a.m. Eastern Standard Time. Follow the instructions on your ballot.

The Trustees of the Fund unanimously recommend you vote “yes” for this transaction.

Thank you and wishing you a good holiday and New Year.

Sincerely yours,

Sophia Collier

President

The Citizen

QUARTERLY INVESTOR NEWSLETTER OF CITIZENS FUNDS

CONTINUING

THE TRADITION

Winter.08	ABOUT SENTINEL INVESTMENTS

f r om s o p h i a c o l l i e r , p r e s i d e n t Citizens Advisers, Inc.

Dear Shareholders:

A few weeks ago you received a package with a proxy and a short DVD about our upcoming proposed merger with Sentinel Funds. If you have not done so already, I encourage you to take a good look at the material and DVD and register your vote on this important transaction.

We hope you will vote “yes,” because through this merger Citizens shareholders will receive what I believe are some outstanding benefits:

• A strong management company that enhances our social mission with new resources, ideas, and energy while using our exact same social screens on their new socially responsible funds;

• Access to an outstanding management team with an excellent financial performance record;

• Immediate, truly impressive savings through lower pro forma expense ratios across almost every fund; and

• The continuation of our reputation for high quality, personal service with a first-class in-house customer service team.

As you read further details of the merger in this newsletter and the proxy materials, I think you will agree it is an impressive combination that makes a lot of rational sense. Again, I encourage you to vote “yes” for the merger so we can complete it by the end of February. Thank you very much for your consideration and for all the years that I have had the opportunity to serve you.

Sincerely yours,

Sophia Collier

President

f r om c h r i s t i a n t h w a i t e s , p r e s i d e n t Sentinel Asset Management, Inc.

Dear Shareholders:

On behalf of myself and the entire Sentinel family, I want to tell you how excited and proud we are to have been selected to continue Citizens’ socially responsible heritage. Citizens is a very important and highly regarded company. We hope to have the opportunity to serve its shareholders for many years to come.

Sentinel Funds was created in 1934. And here we are more than 70 years later, continuing to provide investors with a time-tested, consistent approach to helping them attain their investment goals. Having this opportunity to enter the socially responsible investing arena is a natural extension of our growth strategy.

We are a well-established firm with an in-house investment management team and high quality customer service. The core tenets of corporate social responsibility define the way we run our business and service our shareholders. As you get to know our organization, you’ll understand why we feel so privileged to continue Citizens’ successful, socially responsible mission.

I thank you in advance for your consideration, and I echo Sophia’s encouragement to vote in favor of the Citizens and Sentinel proposal.

My best regards,

Christian Thwaites

President and CEO

Sentinel Asset Management, Inc.

Please read the proxy statement/prospectus carefully for complete information regarding the proposed reorganizations and related matters, including fund investment objectives, risks, charges and expenses. As described in the proxy statement/prospectus, the expense ratios of the Administrative share class of the Citizens Core Growth Fund and the Institutional shares class of the Citizens Money Market Fund are expected to increase if shareholders of those share classes approve the reorganization. Past performance is no guarantee of future results. Mutual funds are subject to risks and fluctuate in value. Citizens Securities, Inc. is the distributor of Citizens Funds. Sentinel Financial Services Company is the distributor of Sentinel Funds.

Getting to Know

Sentinel Investments

Sentinel Investments is part of National Life Group, which was established in 1850. Sentinel manages over $18 billion in assets and serves a wide range of clients. Providing a high level of personal service is a top priority. Sentinel’s investment management, customer service and data processing are maintained in-house at its environmentally sensitive headquarters building in Montpelier, Vermont, and also in New York, Philadelphia, and San Francisco.

A Legacy of Social Responsibility

Sentinel’s commitment to social responsibility has a strong history and is highly evident in its operations and management. Its sister company—National Life Insurance Company—is Vermont’s largest locally-owned private employer and it takes seriously its leadership role in modeling best practices throughout its operations.

Energy savings:

Sentinel is headquartered in National Life’s renowned “green building,” which has a white PVC membrane installed on the roof. In the summer, the roof reflects the sun from the building, saving the cost to cool the offices. It also allowed a 27% reduction in heating oil usage last winter.

Preserving and protecting the water supply:

In addition to energy savings programs, National Life utilizes an advanced water reclamation and filtration system that captures runoff water from the roof and parking lots. After the runoff water is filtered to being nearly 100% free of non-point source pollution, it is diverted to the Winooski River, a major drinking water source for all of northern Vermont.

Paper recycling and reuse:

The company recycles all shredded waste paper from the building by providing it to a local dairy farmer for cow bedding. Afterwards, it is added to compost, where it completes the recycling process.

Employee commuting benefits:

Sentinel and National Life facilitate the use of public transportation for commuting employees. They also offer a program encouraging employees to walk to work.

Community investing:

National Life has made significant investments in affordable housing and is a strong supporter of local land trusts, working closely with groups such as the Central Vermont Community Land Trust.

A Time-Tested Investment Approach Led by a Diverse Team

The Sentinel Funds have a performance record beginning in 1934, when the flagship Sentinel Common Stock Fund was launched. The resiliency and value of a money management firm can be judged best during periods of great uncertainty; it is when the unexpected becomes routine that a money manager’s true worth is put to the test. Sentinel’s long-standing investment record reflects a strong, experienced investment team that uses a time-tested, consistent approach in seeking to achieve above average risk-adjusted returns for its

Dan Manion	Helena Ocampo	Paul Kandel
Sentinel Fund Manager	Sentinel Fund Manager	Sentinel Fund Manager

shareholders. The in-house investment management team is comprised of a variety of experienced investment professionals with diverse management backgrounds and industry expertise. Many of Sentinel’s managers and analysts hold CFA® designations and degrees from some of the world’s best educational institutions. They are pragmatic and disciplined, and have honed their skills in both exuberant bull and prolonged bear markets. They strive to mitigate the risk of investing in stock, bond, and international markets with an approach that focuses on quality companies and diversification.

First Class Customer Service

Unique in the industry, all of Sentinel’s shareholder services and data processing is done in-house. The team is committed to providing the highest level of personalized service to shareholders. It’s comforting to know that all calls are handled directly in Vermont.

Sentinel’s Shareholder Service Team	Sentinel’s Headquarters

A Look at the Proposed Funds Organization

Fund mergers

If the Citizens Funds-Sentinel Funds transaction is approved by shareholders, Citizens Funds will be reorganized into new or existing Sentinel Funds.

The Citizens Core Growth Fund and Citizens Value Fund will merge into a new fund called Sentinel Responsible Investing (SRI) Core Opportunities Fund. This new fund will be managed in a social and financial manner similar to the current Citizens Value Fund.

The Citizens Small Cap Core Growth Fund and the Citizens Emerging Growth Fund will be merged into a new fund called Sentinel Responsible Investing (SRI) Emerging Companies Fund. It will follow a small and mid-cap (SMID) investment strategy and use the same Citizens’ social screening approach. Both of these new funds also will adopt Citizens’ proxy voting guidelines.

The Citizens Global Equity Fund will be merged into the existing Sentinel International Equity Fund. Citizens Balanced Fund will merge into the existing Sentinel Balanced Fund. Citizens Income Fund will merge into the existing Sentinel Government Securities Fund. Citizens Money Market Fund will merge into the existing Sentinel U.S. Treasury Money Market Fund. While Sentinel may consider one or more of the factors included in Citizens social screening process above, it does not apply social screens or focus on a company’s record of corporate responsibility in managing the Sentinel International Equity, Sentinel Balanced, Sentinel Government Securities or Sentinel U.S. Treasury Money Market Funds.

Shop Talk a m e s s a g e f r om J o a n n e D o w d e l l

Dear Shareholders:

The past five years have been personally and professionally rewarding to me as a member of the Citizens family and as an advocate on behalf of you—our shareholders. I joined Citizens because of its impressive role in pioneering the integration of environmental, social, and corporate governance factors into the investment process. This rigorous evaluation process, along with deeply rooted values and an unparalleled commitment to shareholder service, have become the hallmarks for which Citizens has long been recognized.

And now we move into a new era. If the acquisition is approved by shareholders, I’ll be joining Sentinel as their Senior Vice President for Corporate Responsibility. I’m excited about bringing Citizens’ special social investing style to a much larger company. With more resources, there is so much more we can accomplish. The Sentinel organization understands corporate social responsibility; I’m looking forward to joining the team and continuing as an active member of the SRI community.

As the SRI field continues to evolve, I and the rest of the team will monitor important shifts and continue to uphold our rigorous process of identifying companies worthy of investment based on their fundamental, corporate governance, social, and environmental business models. The good work Citizens has done over the past two decades will serve as a strong foundation as Sentinel emerges as a new leader in socially responsible investing.

I hope you will vote “yes” to approve the shareholder proposals.

Respectfully yours,

Joanne Dowdell

Vice President

Corporate Responsibility

Citizens Advisers, Inc.

This contains statements that constitute “forward-looking statements”within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

CITIZENS AND SENTINEL:

A SHARED COMMITMENT

Vote YES to Carry on

the Important Work in

Socially Responsible Investing

___________________________________________________

“My partners and I chose Sentinel

because we believe it is a highly ethical

firm with a disciplined investment

process, a strong management team, and

a keen interest in serving the investment

needs of socially responsible investors.

We are confident Sentinel Investments is

the right organization to carry on our

work in socially responsible investing.”

— SOPHIA COLLIER,
PRESIDENT AND CEO
PORTFOLIO MANAGER
CITIZENS ADVISERS, INC.

For More Information

Shareholders received a proxy with full details of the merger as well as supplemental materials to introduce Sentinel, its people, and its commitment to socially responsible investing. If you’d like additional information, please contact our Shareholder Service Representatives at 800.223.7010.

The proposed merger between
Citizens Funds and Sentinel Funds.

MESSAGE FROM SOPHIA COLLIER	December 21, 2007

When we were looking for a merger partner, we wanted to find the company that was most like us, to carry on our work of socially responsible investing. After a year of search, due diligence and interviews with a number of parties, we chose Sentinel to present to shareholders. We want to make sure that our shareholders — and the spirit of our unique institution — are in good hands and can thrive for many years to come.

I believe this merger proposal is an excellent one for Citizens Funds shareholders. It provides us with a strong management company that can enhance our social mission with new resources, ideas and energy. It will also immediately lower pro forma expense ratios of Standard shares and provide access to an outstanding management team with an excellent financial performance record. I hope you will vote “yes” for the merger of your fund.

Sophia Collier
PRESIDENT AND CEO, CITIZENS ADVISERS, INC.

National Life’s headquarters uses a whole-building approach to sustainability by gauging performance in five key areas: sustainable site development, water savings, energy efficiency, materials selection and indoor environmental quality. The retention pond is part of its storm water filtration system.

Sentinel will now offer socially responsible mutual funds,

building on decades of responsible operations.

“On behalf of myself and the

entire Sentinel family, I want to tell you how excited and proud we are to be considered to continue Citizens’ socially responsible heritage. Citizens is a very important company, and we look forward to serving its shareholders for many years to come.”

—CHRISTIAN THWAITES,

PRESIDENT AND

CHIEF EXECUTIVE OFFICER,

SENTINEL ASSET

MANAGEMENT, INC.

Sentinel is part of National Life Group, a group established in 1850.

Shareholders active in the environmental movement may be familiar with National Life’s famous “green building” that serves as the company’s headquarters in Montpelier, Vermont.

Those in the community-lending field may know of National Life Insurance Company’s participation in affordable housing lending, an area that is even more crucial in today’s climate when other financial institutions have stopped mortgage programs for low- and moderate-income home buyers.

Sentinel Investments is a well-established firm with a strong record of financial performance and high-quality customer service. It offers incentives to employees who choose alternative commuting options like biking to work or using a car or van pool.

THIS CITIZENS FUNDS AND SENTINEL FUNDS MERGER PROVIDES:

• A transaction that is expected to be federal tax free

• A strong management company that will enhance Citizens’ social mission with new resources, ideas and energy

• Access to an outstanding management team with an excellent financial performance record

• Immediate savings with lower pro forma expense ratios across the Standard shares of every fund

• “Load-waived” status for all Citizens’ shareholders

Sentinel prides itself on providing high-quality personal service to shareholders, upholding an important Citizens tradition. Unlike other companies that outsource telephone service and data processing, Sentinel’s service is provided 100% in-house from its Vermont headquarters.

Sentinel is a highly ethical firm with a disciplined investment process and a strong management team, and it has excellent resources to serve the investment needs of socially responsible investors. All of this makes Sentinel the company we believe is the right one to carry on Citizens’ work.

With your approval, this merger is scheduled to occur in the first quarter of 2008.

Please join us and vote yes on the merger.

Meet Sentinel’s Shareholder Service Team: We took this picture in November and asked everyone to give a big smile of welcome to Citizens                 shareholders for this brochure. They are a great group!

Financial strength and strong customer service.

“If the merger is approved, I’ll be joining Sentinel as the new Senior Vice

President for Corporate Responsibility. I’m excited about bringing Citizens’

special social investing style to a much larger company. With more assets under management, there is so much more we can do. The Sentinel people understand social responsibility, and I’m looking forward to joining their team.”

— JOANNE DOWDELL,

VICE PRESIDENT OF CORPORATE RESPONSIBILITY, CITIZENS ADVISERS

“I’ve been managing the Sentinel Common Stock Fund, our flagship fund, since 1994 and will work with Helena Ocampo to manage Sentinel’s new socially responsible large cap fund. When we invest, we seek to achieve strong risk-adjusted returns by investing in companies that are good stewards of shareholder capital. Additionally, with this new fund, we will be investing in companies that are outstanding corporate citizens, as well.”

— DAN MANION, SENIOR VICE PRESIDENT,

SENTINEL ASSET MANAGEMENT, INC.

“I’ve been a financial professional for 10 years. We’re excited about the new socially responsible funds where we will be using exactly the same social screens that Citizens developed and used to manage its funds for 16 years.”

— HELENA OCAMPO, ASSISTANT VICE PRESIDENT

AND EQUITY ANALYST, SENTINEL ASSET MANAGEMENT, INC.

Please read the accompanying proxy statement/prospectus carefully for complete information regarding the proposed reorganizations and related matters, including fund investment objectives, risks, charges and expenses. As described in the accompanying proxy statement/prospectus, the expense ratios of the Administrative share class of the Citizens Core Growth Fund and the Institutional share class of the Citizens Money Market Fund are expected to increase if shareholders of those share classes approve the reorganization. While some 12b-1 fees will increase under the proposed reorganizations, the total pro forma expense ratios will be lower for Standard class shares, resulting in anticipated overall lower expenses. Past performance is no guarantee of future results. Mutual funds are subject to risks and fluctuate in value. Although Citizens shareholders will have load-waived status, a continued investment in the funds will involve fees and expenses. Citizens Securities, Inc., is the distributor of Citizens Funds. Sentinel Financial Services Company is the distributor of Sentinel Funds.

This brochure contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

ABOUT CITIZENS ADVISERS, INC.

Citizens Advisers, Inc., located in Portsmouth, New Hampshire, is the investment adviser to Citizens Funds and owner of mutual fund distribution company Citizens Securities, Inc. Citizens Funds has been a leader in serving the socially responsible needs of retail investors and institutional clients since 1982. For more than two decades, Citizens has focused on investing in companies that are fundamentally strong and socially responsible to meet the financial goals of our shareholders.

ABOUT SENTINEL INVESTMENTS

Sentinel Investments is a member of National Life Group and manages approximately $18 billion in mutual funds and institutional accounts. Sentinel Funds has a history that dates back nearly 75 years when its flagship fund — Sentinel Common Stock Fund — was launched. Sentinel Investments offers the Sentinel Funds, as well as retirement plan solutions and institutional investment management. The company is headquartered in Montpelier, Vermont, with offices in New York, Philadelphia and San Francisco. Sentinel Investments is the unifying brand name for Sentinel Asset Management, Inc., Sentinel Financial Services Company and Sentinel Administrative Services, Inc.

For complete information about Citizens Funds, please call 1.800.223.7010. To learn more about Sentinel Funds, please call 1.800.282.FUND or visit us online at www.sentinelinvestments.com.

CITIZENS/SENTINEL DVD SCRIPT

SOPHIA COLLIER:	(CAPTION: Sophia Collier, President Citizens Advisers)

Hello. I am Sophia Collier, president of Citizens Funds. Thank you for taking a few moments to let me tell you about the proposed merger with the Sentinel Fund Family.

For the past 16 years, we have worked together to build a truly special institution that seeks to help our shareholders to meet their financial goals while investing in companies that meet high standards of corporate responsibility. We have a proud history.

We were there when Nelson Mandela called for divestment in South Africa and we were the first mutual fund company to condemn genocide in Sudan.

We have fought hard to raise awareness about global warming and to ban harmful environmental practices.

We have consistently voted to support equal opportunity for woman and people of color and advocated for diversity and human rights at hundreds of companies in the past 16 years.

I believe our values driven, socially responsible investing has made a real difference in the world and something we can all be proud of.

Now Citizens is entering a new era. Our decision to seek a merger partner is partially the result of my own personal decision to retire.

At 51, and as a three-year survivor of breast cancer, I am ready to step away from the business world and do something completely different in the “second half” of my life.

But before I step down, I want to make sure that our shareholders – and the spirit – of our unique institution are in good hands so they can continue to thrive for many years to come.

In the Sentinel Family I feel we have found the right partner to carry on our work .

Sentinel is based in Montpelier, Vermont and is part of National Life, a company that was established in 1854.

Shareholders who are active in the environmental movement may be familiar with National Life’s famous “green building” that serves as their headquarters. Others may know of their investments in affordable housing.

Christian Thwaites is Sentinel’s President and Chief Executive officer and I would like you to meet him so he can tell you a bit more about Sentinel Funds.

CHRISTIAN THWAITES:	(CAPTION: President & CEO, Sentinel Investments)

Hello, I am Christian Thwaites, the President and CEO of Sentinel Investments. We are very proud to have the opportunity to manage the Citizens assets of socially responsible investing. We believe socially responsible investing will be a very important trait in the future, how companies treat their employees, the carbon footprint that they leave behind in the delivery of their products and the ethics in which they practice when they market those products will be very important indicators to their future financial success. We believe that customer service is very important. We do all of our customer service right here in Vermont so that when you call us you will get a live person speaking to you, meeting your needs and addressing your concerns. We have been managing money since 1934 serving our customers needs over a very long period. We currently have 18 billion dollars of assets under management. What we think is important not only for the cost savings that it might bring you but also because of the scale and experience that we have. I want to say how excited we are at the opportunity to manage the Citizens Mutual Funds and we thank you for your consideration.

SHAWN BRYAN:	(CAPTION: VP – Facilities & General Services, National Life)

Hi, I’m Shawn Bryan, head of facilities here at National Life here in Montpelier, Vermont. As one of Vermont’s largest employers we have always been very concerned about the environment and operating a sustainable business One of the things we have done actually standing right here on this roof we put in a new PBC membrane. This white membrane roof is actually used to reflect heat away from the building during the Summer but we also super-insulated under the roof to reduce the use of oil and have actually been able to cut our oil consumption by almost 27% through the use of the super-insulated roof. Water that collects on this roof and from our parking lot is actually treated through a storm water treatment system that we installed about a year and a half or two years ago. The storm water treatment system actually takes a lot of the energy out of the water it also allows the water to trickle down across a natural wetlands area below our building here above the Winooski River. The water from this site used to run directly into the Winooski River but this treatment system now removes the sedemintation, slows the water down and allows it to trickle across this natural wetlands area it also protects the Winooski River which is one of the protected water ways here in Vermont and a major contributory to the Lake Champlain and the Champlain basin North of us here in Burlington.

JOANNE DOWDELL:	(CAPTION: VP Corporate Responsibility – Citizens Advisers)

I am Joanne Dowdell and for the last five years I have been in charge of social research and activism at Citizens. If the merger is approved and I hope it will be I will be joining Sentinel as their new Senior Vice President for corporate responsibility. I am excited about bringing Citizens special social investing style to a much larger company. With more assets under management there is so much more we can do together. The Sentinel people understand social responsibility and I am looking forward to joining their team.

DAN MANION:	(CAPTION: Senior VP, Sentinel Investments)

Hi, I’m Dan Manion, and I’ve been managing the Sentinel common stock fund, our flagship fund, since 1994. Helen and I will be managing Sentinel’s new socially responsible Large Cap Fund. When we invest we seek to achieve strong risk adjusted returns by investing in companies that are good stewards of shareholder capital. Additionally with this new fund we will be investing in companies that are outstanding corporate citizens as well.

HELENA OCAMPO:	(CAPTION: Assistant VP & Equity Analyst Sentinel Investments)

Hi, I’m Helena Ocampo and I have been an investment professional for 10 years. We’re very excited about socially responsible investing and we will continue to manage the product using the same screens (CAPTION: SAME SOCIAL SCREENS) that have been used on the product for the past 16 years. Additionally, we are not new to socially responsible investing as evidenced by National Life’s affordable housing programs.

PRESTON JUMP:	(CAPTION: Executive Director, Central VT Community Land Trust)

I’m Preston Jump, executive director of the Central Vermont Community Land Trust. National Life is an important partner of ours in providing a wide array of housing opportunities to folks here in central Vermont. I’m now standing in front of a recently completed 18-unit town home residence development in Montpelier. This is the type of property that will provide incredibly important housing opportunities to first-time homebuyers and downsizing homeowners as well and would not be possible without the strong community support and participation of organizations such as National Life.

JOHN LANDY:	(CAPTION: Senior VP Operations Sentinel Investments)

I’m John Landy, Senior Vice President of Operations here at Sentinel Funds. We are rather unique in the industry in that we provide all of our shareholder servicing and data processing right here from central Vermont. That means when a problem arises the solution is not half-way around the world it’s right here down the hall.

EMILY PELOW:	(CAPTION: Shareholder Service Representative)

I’m Emily Pelow, and I’m on of our shareholder service representatives. There are twenty of us on the team, and we look forward to hearing from the Citizens shareholders. Being from Vermont, we think that we have a lot in common. We’re devoted to being socially responsible and committed to doing right by the environment. Another thing that we take very seriously is shareholder privacy and confidentiality. As a result we carefully shred all of our waste paper.

SHAWN BRYAN:

We generate about 15,000 lbs a month of shredded waste paper here at National Life as part of our recycling program. As we were looking at that shredded paper we discovered it really wasn’t suitable for the normal channels of recycling so we sought other opportunities to use that or to recycle that paper and struck a deal with a local dairy farmer who was also searching for inexpensive supplies of bedding for his dairy cows. We actually provide that shredded paper to the dairy farmer as bedding and that paper is recycled back into the fields along with the manure and other material from the barn creating a complete cycle for the use of that waste paper.

SOPHIA COLLIER:

I truly believe the Sentinel proposal is an excellent one for Citizens’ shareholders. It provides us a strong management company that can enhance our social mission with new resources, ideas and energy; the funds will have immediate lower expense ratios (CAPTION: PRO FORMA REDUCTION ALL STANDARD SHARES) and access to an outstanding management team with an excellent financial performance record. I hope you will join me in voting “yes” for the merger.

(CAPTION: Citizens Advisers Logo and Sentinel Investments Logo)

Please read the accompanying statement/prospectus carefully for complete information regarding the proposed reorganizations and related matters, including fund investment objectives, risks, charges and expenses. As described in the accompanying proxy statement/prospectus, the expense ratios of the Administrative share class of the Citizens Core Growth Fund and the Institutional share class of the Citizens Money Market Fund are expected to increase if shareholders of those share classes approve the reorganization. While 12b-1 fees will increase under the proposed reorganizations, the total pro forma expense ratios will be lower for Standard class shares, resulting in anticipated overall lower expenses. Past performance is no guarantee of future results. Mutual funds are subject to risks and fluctuate in value. Citizens Securities, Inc., is the distributor of Citizens Funds. Sentinel Financial Services Company is the distributor of Sentinel Funds.

This video contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.